RMB Capital Loan Contract

Contract No.: [P2012M11SCSDQ0001-0003]

Type of loan: trust loan

Borrower (Party A): Chisen Electric Jiangsu Co., Ltd.

Domicile: Jinyuan Road, Xuyi Economic Development Zone, Jiangsu	Post code: 211700

Legal representative: Xu Kecheng

Financial Institution for Deposit: Xuyi Xinhua Sub-branch, Industrial and Commercial Bank of China

Account No.: 1110090309200077630

Tel:0517-88555599	Fax: 0517-88556166

Lender (Party B): CITIC Trust Co., Ltd.

Domicile: F/13, Capital Mansion, No. 6, Xinyuan South Road, Chaoyang District, Beijing	Post Code: 100004

Legal representative: Pu Jian

Financial Institution for Deposit: Beijing Capital Mansion Sub-branch, China CITIC Bank

Account No.: 7110210186800061319

Tel: 010-84861327	Fax: 010-84861380

Whereas, Party B agrees to grant the trust loan to Party A out of the trust fund under the Fund Trust Contract for Stage 1201 of Chaowei Power and Jiangsu Chisen Trust Loan Project (hereinafter referred to as “Fund Trust Contract”, No. P2012M11SCSDQ0001-0001) with the entrustment of the Trustor, Chaowei Power Co., Ltd. (hereinafter referred to as “Trustor”), NOW, THEREFORE, the Contract is entered into by and between the Parties through negotiation with respect to Party B’s disbursement of the trust loan to Party A. Either party hereto shall abide by the Contract.

Article 1 Amount of the Loan

1.1 The Loan under the Contract is of trust loan. With respect to the trust fund under the Fund Trust Contract, the loan to be disbursed by Party B to Party A may not exceed two hundred million RMB only (RMB200,000,000). The Loan shall be disbursed on installment according to the progress of Trustor’s delivery of the trust fund and subject to Trustor’s written instructions.

1

1.2 Within the loan period under the Contract, the balance of the principal of the Loan may in no case exceed two hundred million (RMB200,000,000).

Article 2 Purpose of the Loan

Party A shall use the Loan for supplementing the working fund necessary for operating activities. Without Party B’s written consent, Party A shall not change the loan purpose, including, but not limited to, investment in stocks, futures or financial derivatives, use for any project to which access is prohibited by laws, regulations, regulatory rules and national policies or other projects which have not been approved in law, and investment in other prohibited projects and purposes.

Article 3 Period of the Loan

3.1 The loan period set forth herein shall be 3 years from the date of disbursement, namely, from the 17th day of December, 2012 to the 16th day of December, 2015.

Regardless of the installments on which the Loan hereunder is to be disbursed and the specific amount of the first installment of the Loan, the date of loan disbursement as mentioned in the preceding paragraph refers to the date when the first installment of the Loan is disbursed.

Where the commencement date of the loan period hereunder is different from the date of actual disbursement, the latter shall prevail.

3.2 Regardless of the specific amount of the subsequent installment loans other than the first installment and the date of disbursement, each installment loan shall be mature on the maturity date of the first installment of the Loan.

Article 4 Interest Rate, Interest Calculation and Settlement

4.1 Interest rate of the Loan

The interest rate of the Loan hereunder is an annual interest. The interest rate is fixed, namely, 8% per year.

4.2 Interests

Interests on the installment of the Loan hereunder shall be calculated on a daily basis. Daily rate = the annual rate/360.

The interests on each installment of the Loan hereunder shall be calculated from the date of disbursement thereof. The interests on each installment of the Loan hereunder shall be calculated on the basis of 360 days per year, from the aforesaid date of interest calculation to the last day of Borrower’s occupation of such installment of the Loan. The formula of interest calculation is:

Interests on each installment of the Loan = the balance of the principal of the installment of the Loan up to the date of interest calculation * actual days from the date of interest calculation to the last day of Borrower’s occupation of such installment of the Loan * daily rate

Interests on the Loan shall be the sum of interests of all installments of the Loan.

2

Article 5 Disbursement of the Loan

5.1 Conditions precedent for loan disbursement

Except for Party B’s waiver of all or part of its rights, Party B shall not be obligated to disburse the installment loans hereunder until the following conditions precedent are satisfied constantly:

1) the Contract is legally effective and remains effective; the procedures for enforcement of notarization have been completed for the Contract and the notarial deed issued by a notary office has been received;

2) the Parties have entered into the Joint Repayment Contract (No. P2012M11SCSDQ0001-0012, recognized by Trustor) with Zhejiang Chisen Electric Co., Ltd.; the contract is legally effective and remains effective; the procedures for enforcement of notarization have been completed for the contract and the notarial deed issued by a notary office has been received;

3) the trust under the Fund Trust Contract has been made in law; Trustor has, according to the Fund Trust Contract, pay each installment of trust fund on schedule and in full amount and, with respect to each installment of trust fund, has issued a written instruction to Trustee for disbursement of the trust loan to Borrower;

4) Party B has entered into the Pledge Contract for Equity Interest in Maximum Amount (No. P2012M11SCSDQ0001-0006, recognized by Trustor) with Fast More Limited; the contract is legally effective and remains effective; the procedures for enforcement of notarization have been completed for the contract, the notarial deed issued by a notary office has been received and the impawn right thereunder has been created in law;

5) Party B has entered into the Pledge Contract for Equity Interest in Maximum Amount (No. P2012M11SCSDQ0001-0007, recognized by Trustor) with Zhejiang Chisen Electric Co., Ltd.; the contract is legally effective and remains effective; the procedures for enforcement of notarization have been completed for the contract, the notarial deed issued by a notary office has been received and the impawn right thereunder has been created in law;

6) Party B has entered into the Mortgage Contract for Movable Estate in Maximum Amount (No. P2012M11SCSDQ0001-0008, recognized by Trustor) with Zhejiang Chisen Electric Co., Ltd.; the contract is legally effective and remains effective; the procedures for enforcement of notarization have been completed for the contract, the notarial deed issued by a notary office has been received and the mortgage right thereunder has been created in law;

7) Party B has entered into the Mortgage Contract for Movable Estate in Maximum Amount (No. P2012M11SCSDQ0001-0009, recognized by Trustor) with Party A; the contract is legally effective and remains effective; the procedures for enforcement of notarization have been completed for the contract, the notarial deed issued by a notary office has been received and the mortgage right thereunder has been created in law;

8) Party B has entered into the Floating Mortgage Contract for Movable Estate in Maximum Amount (No. P2012M11SCSDQ0001-0010, recognized by Trustor) with Zhejiang Chisen Electric Co., Ltd.; the contract is legally effective and remains effective; the procedures for enforcement of notarization have been completed for the contract, the notarial deed issued by a notary office has been received and the mortgage right thereunder has been created in law;

9) Trustor and Party B have entered into the Commissioned Supervision Contract for Movable Estates (No. P2012M11SCSDQ0001-0004) with Zhejiang Chisen Electric Co., Ltd. with respect to supervision of the mortgaged floating movable estates under the Floating Mortgage Contract for Movable Estate in Maximum Amount (No. P2012M11SCSDQ0001-0010); the contract is legally effective and remains effective;

3

10) Party B has entered into the Floating Mortgage Contract for Movable Estate in Maximum Amount (No. P2012M11SCSDQ0001-0011, recognized by Trustor) with Party A; the contract is legally effective and remains effective; the procedures for enforcement of notarization have been completed for the contract, the notarial deed issued by a notary office has been received and the mortgage right thereunder has been created in law;

11) Trustor and Party B have entered into the Commissioned Supervision Contract for Movable Estates (No.P2012M11SCSDQ0001-0005) with Party A with respect to supervision of the mortgaged floating movable estates under the Floating Mortgage Contract for Movable Estate in Maximum Amount (No. P2012M11SCSDQ0001-0011); the contract is legally effective and remains effective;

12) Party B has entered into the Guarantee Contract (No.P2012M11SCSDQ0001-0013, recognized by Trustor) with Party A; the contract is effective legally and remains effective; the procedures for enforcement of notarization have been completed for the contract and the notarial deed issued by a notary office has been received;

13) Party A has not been involved in any of the defaults set forth in the Contract or any of the circumstances set forth herein which may prejudice the safety of Party B’s claims;

14) No law, regulation, rule or regulatory department prohibits or restricts Party B’s disbursement or continual disbursement of each installment of the Loan hereunder.

5.2 Circulating disbursement

For the purpose of the Contract, circulating disbursement refers to the activity that, from the date of loan disbursement hereunder until two years after expiration of the loan period hereunder, Party B will continually disburse the Loan to Party A to the extent of total amount of the trust loan hereunder after Party A early repays part of the principal of the Loan hereunder according to the Contract and Trustor issues a written instruction to Party B. Each circulating disbursement shall be deemed as one installment of the trust loan hereunder.

With respect to the circulating disbursement set forth in the preceding paragraph, the Parties hereto hereby confirm that

1) circulating disbursement shall not apply in two years after expiration of the loan period hereunder;

2) if Party A early discharges the principals of the Loan hereunder, the Contract shall be terminated and the circulating disbursement shall not apply;

3) circulating disbursement is of Party B’s right (not Party A’s obligation in any case), and whether Party B’s exercise of such right is subject to Trustor’s requirement.

5.3 Each installment of trust loan hereunder shall be disbursed to the following account designated by Party A in full amount:

Name: Chisen Electric Jiangsu Co., Ltd.

Bank:

Account No.:

4

Article 6 Repayment

6.1 Joint repayment

Party A agrees and undertakes to agree Zhejiang Chisen Electric Co., Ltd. to act as the joint repayer for the trust loan under the Contract and to assume joint and several repayment liability together with Party A for the obligation to repay principals and pay interests on the trust loan hereunder.

6.2 Payment of interests

Method for payment of the interests on the Loan under the Contract: the day of interest payment shall be March 10, June 10, September 10 and December 10 of every year after the Contract becomes effective and the first installment of the trust loan hereunder is disbursed, and any day of pre-repayment by Borrower (except for the payment day for the last installment of interest). Interests payable with respect to each installment of the Loan shall be calculated on the basis of the specific days of occupation. In case of pre-repayment, Party A shall first pay off the existing but outstanding interests. The payment day for the last installment of interest is the maturity date of the Loan hereunder, on which Party A must pay off the remaining principals of the Lon and all interests due but unpaid.

If the day of interest payment set forth in the preceding paragraph is not a business day, it shall be postponed to the next business day. In case of any other stipulation in Article 6.8 hereof on the method for interest payment, such stipulation shall apply.

6.3 Repayment of principals

The principals of the Loan hereunder shall be repaid as follows: to make repayment on a lump-sum basis on the maturity date.

In case of any other stipulation in Article 6.5 hereof, such stipulation shall apply.

In case of any other stipulation in Article 6.8 hereof on the method for principal repayment, such stipulation shall apply.

6.4 Principals repaid and interests paid by Party A shall be remitted to the following account designated by Party B:

Name: CITIC Trust Co., Ltd.

Bank: CITIC Bank Beijing Capital Mansion Sub-branch

Account No.: 7110210186800088263

6.5 Party B shall have the right to first reimburse various costs which, according to the Contract, shall be assumed by Party A but paid in advance by Party B and the costs and expenses incurred to Party B from realization of the claims out of the repayments received from Party A.

Where repayments received from Party A are insufficient to cover the accounts payable to Party B hereunder, including, but not limited to, principal, interests, penalty, damages, costs for realization of claims and all other accounts payable, Party B shall have the right to decide the payment order: costs, default interests, interests and principal.

6.6 Pre-repayment

After the Contract becomes effective and the first installment of the trust loan hereunder is disbursed, Party A may repay all or part of the Loan hereunder in advance, in which case Party A shall send a written notice to Party B 5 business days in advance, unless otherwise stipulated in Paragraph 2 of this clause.

5

Party A shall at least repay 25% of the remaining principal of the Loan hereunder respectively on or prior to 27 months, 30 months and 33 months as of the expiry date of the loan period hereunder.

Remaining principal of the Loan as mentioned in the preceding paragraph refers to that when the loan period hereunder has been expired for 2 years.

If the day of interest payment set forth in the preceding paragraphs 1 and 2 is not a business day, it shall be postponed to the next business day.

6.7 Extension

Unless Party B receives the consent from Trustor to the Fund Trust Contract, the Loan hereunder may not be extended.

If Party B receives the written permission of loan extension from Trustor to the Fund Trust Contract, the Parties hereto agree to extend the Loan and otherwise enter into relevant contracts, agreements or other deeds, and Party A warrants that all guarantors and joint repayers (including Party A itself) will enter into relevant contracts, agreements or other deeds with Party B.

6.8 Special stipulations on method for repayment of principals

It is hereby confirmed that, if Party A fails to discharge (include discharge in advance) principals and/or pay relevant interests on schedule on any day of principal repayment and interest payment set forth herein, and the claims of Party A or joint repayer against Trustor set off the principal of the trust loan hereunder according to relevant transaction contract between Party A or joint repayer and Party B, which has been effective and exists constantly,

Party B will determine on the principal to be released according to the amount set forth in the written notice of debt release which is sent to Party B from Trustor; and Party B will send a written notice of debt release which is sent to Party A, releasing the principal set forth in the written notice; meanwhile, Party B will require Party A to pay relevant interests on the debt released; and

Party A shall send a written letter to Party B, confirming the fact of debt release; in addition, Party A shall, according to the Contract, pay relevant interests on the debt released to Party B.

6.9 Special stipulations on distribution of interests by means of claims due to termination of the trust under the Fund Trust Contract

1) According to the Fund Trust Contract between Trustor and Party B, if Party A fails to repay the principal and pay relevant interests in full amount and on schedule, Trustor agrees Party B to pay trust interests out of the claims against Party A hereunder.

Party A is aware of and agrees on the arrangement as mentioned in the preceding paragraph.

2) If Party A becomes aware that Trustor intends to sign a confirmation with Party B, confirming trust interests and values received from Party B out of its claims against Party A hereunder, Party A undertakes to actively cooperate with Trustor and Party B in making legal documents concerning transfer of relevant claims and debts.

Party A is also aware that the security interest will be transferred in case of transfer of the claim according to the preceding 2 paragraphs; legal documents concerning transfer of relevant claims and debts which are executed according to the preceding paragraph include the legal documents concerning transfer of security interest due to transfer of relevant claims and debts and the legal documents concerning alteration registration of security interest. Party A undertakes that it and other guarantors will actively cooperate with Trustor in entering into the legal documents concerning transfer of security interest due to transfer of relevant claims and debts and the legal documents concerning alteration registration of security interest with Party B.

6

Article 7 Guarantee

7.1 The scope of guarantee provided by Party A under the Contract and all debts hereunder include, but are not limited to, all principals, interests (including compound interests and default interests), penalty, damages, other amounts to be paid by debtor to Party B (including, but not limited to, relevant commissions, communications fee and incidental expenses), costs and expenses incurred to Party B from realization of claims and security interest (including, but not limited to, legal cost, arbitration fee, property preservation fee, traveling expenses, enforcement fee, evaluation fee, auction fee, notarization fee, service fee, announcement fee and attorney fee).

7.2 Party A warrants and will procure guarantors to agree that Party B has the right to choose one or more guarantors and one or more guarantee methods to realize the security interests, and that Party B’s choice will not affect or exclude any right entitled to Party B in law and under other guarantee contracts. Unless otherwise indicated by Party B in writing, Party B’s non-exercise, partial exercise and/or late exercise of any security interest shall not constitute Party B’s waiver or partial waiver thereof, nor affect, prevent and prejudice Party B’s further exercise of such right or exercise of any other right.

7.3 Party A provides the following guarantees to Party B for performance of the obligation to repay principals and pay interests with respect to the Loan hereunder:

1) Fast More Limited provides the pledge guarantee of equity interest in the maximum amount for the trust loan hereunder with 100% of the equity interest it holds in Zhejiang Chisen Electric Co., Ltd. (relevant amount of capital contribution is RMB120 million);

2) Zhejiang Chisen Electric Co., Ltd. provides the pledge guarantee of equity interest in the maximum amount for the trust loan hereunder with 98% of the equity interest it holds in Chisen Electric Jiangsu Co., Ltd. (relevant amount of capital contribution is RMB147 million);

3) Zhejiang Chisen Electric Co., Ltd. provides the mortgage guarantee of movable estates in the maximum amount for the trust loan hereunder with all machinery equipment it owns;

4) Party A provides the mortgage guarantee of movable estates in the maximum amount for the trust loan hereunder with all machinery equipment it owns;

5) Zhejiang Chisen Electric Co., Ltd. provides the floating mortgage guarantee of movable estates in the maximum amount for the trust loan hereunder with all stocks it owns, including finished products or commodities which are for sale, goods in process, materials and articles used during production;

6) Party A provides the floating mortgage guarantee of movable estates in the maximum amount for the trust loan hereunder with all stocks it owns, including finished products or commodities which are for sale, goods in process, materials and articles used during production;

7) Xu Kecheng, Party A’s actual controller, assumes joint and several liability for the guarantee for the trust loan hereunder.

7

Article 8 Party A’s Rights and Obligations

8.1 Party A has the right to require Party B to disburse the Loan according to the Contract.

8.2 Party A has the right to use the Loan for the purpose set forth herein.

8.3 Party A has the right to require Party B to keep confidential relevant financial materials and trade secrets with respect to the production and operation which are provided by Party A, unless otherwise provided for by laws, regulations and rules, or required by relevant authorities or agreed otherwise.

8.4 Party A shall draw the Loan according to the Contract, repay the principal and pay relevant interests in full amount. Party A shall be responsible for various expenses and fees set forth herein, including, but not limited to, trust remuneration and costs for notarization, evaluation, appraisal and registration, if any.

8.5 Party A shall use the Loan only for the purpose set forth in Article 2 hereof and may not appropriate or embezzle the Loan, nor use the Loan for any transaction in violation of laws or regulations. Party A shall cooperate in and accept Buyer’s inspection and supervision upon its production, operation and financial activities and use of the Loan hereunder. Party A may not withdraw the funds, transfer its assets or escape from the debts to Party B by means of related-person transactions.

8.6 Party A shall ensure that the guarantee for the Loan under the Contract is true, valid and effective. In case of any circumstance set forth in Article 11 of the Contract in which the guarantor, collateral or pawn may be involved, which may prejudice Party B’s claim, Party A shall in time provide other guarantee accepted by Party B; otherwise, Party B shall have the right to declare the Loan becomes due early.

8.7 Party A shall be responsible for the authenticity, accuracy and completeness of the materials provided during loan examination.

8.8 Party A shall consciously accept Party B’s investigation, understanding of and supervision upon use of the Loan hereunder and submit the financial report to Party B on a quarterly basis.

8.9 With respect to the letter of collection or other similar document sent or otherwise served by Party B, Party A shall sign for it and send the receipt thereof to Party B within 3 days.

8.10 In case of work contracting, lease, stock system reformation, joint operation, merger, combination, joint venture, division, reduction of registered capital, changes in equity interests, transfer of major assets and any other activity which may affect realization of Party B’s rights and interests, Party A shall notify Party B at least 30 days in advance and obtain Party B’s written consent; otherwise, Party A may not conduct any of the aforesaid activities until it discharges all debts hereunder.

8.11 In case of alterations to domicile, correspondence address, scope of business, legal representative and other registered information, Party A shall send a written notice to Party B within 7 days as of the date of alteration.

8.12 In case of any other event which may endanger Party A’s normal operation or take material adverse effect on Party A’s performance of repayment obligation hereunder, including, but not limited to, major economic disputes, bankruptcy and bad financial conditions, Party A shall send a written notice to Party B immediately.

8.13 In case of closure, dissolution, winding up, revocation of business license or cancellation, Party A shall send a written notice to Party B within 5 days thereafter and ensure to repay all principals and pay relevant interests immediately.

8.14 Party A shall abide by other stipulations hereof.

8

Article 9 Party B’s Rights and Obligations

9.1 Party B shall have the right to require Party A to repay the principals and pay relevant interests and expenses with respect to the Loan on schedule, to exercise other rights according to the Contract and to require Party A to perform other obligations hereunder.

9.2 Party B shall have the right to require Party A to provide all materials concerning application for the Loan.

9.3 In case of Party A’s violation of the payment obligation set forth herein, Party B shall, according to the Contract or laws, deduct the principals, interests, compound interests, penalty interests and all other accounts payable by Party A hereunder from any of Party A’s account with any financial institution

9.4 Where Party A escapes from Party B’s supervision, delays in repaying principals and paying interests due or conducts any other default, Party B shall have the right to take necessary legal, economic and administrative measures to safeguard its own legitimate rights and interests.

9.5 Party B shall disburse the Loan according to the Contract, except for delay due to any reason attributable to Party A or beyond Party B’s control.

9.6 Party B shall have the right to take back, whether early or according to laws or the Contract, the principals, interests, interests on overdue payment, penalty and other accounts payable in connection with the Loan.

9.7 Party B shall keep confidential all the materials and information provided by Party A concerning debts, finance, production and operation, unless otherwise stipulated herein or provided for by laws and regulations.

9.8 Party B shall abide by other stipulations hereof.

Article 10 Party A’s Statements and Covenants

Party A makes the following statements and covenants to Party B and Party B may disburse the Loan hereunder on the basis of the statements and covenants:

10.1 Party A is a legal person registered in accordance with the laws and regulations of the People’s Republic of China; as of the date of loan disbursement, Party A is conducting normal operating activities and there is not any factor which results or may result according to reasonable expectation that Party A cannot conduct normal operation during the loan period;

10.2 Party A’s execution of the Contract and performance of the obligations hereunder conform to laws, administrative rules and regulations and Party A’s articles of association or internal constitutional documents; Party A has obtained the approvals and legal authorizations from its internal departments and/or state authorities;

10.3 All documents and materials provided by Party A to Party B, including, but not limited to, financial statements, existing loan contracts with other financial institutions and guarantees provided for other persons and/or itself, are true, accurate, legal and valid;

Party A’s execution and performance of the Contract do not conflict any provisions (including articles of association) which are binding upon Party A and its assets and other stipulations, including, but not limited to, any guarantee provided to other persons and/or itself;

9

10.4 Except for the information disclosed to Party B in writing, Party A has not kept Party B from any of the existing or possible events as follows under which Party B may refuse disbursement of the Loan hereunder:

1) major activity in violation of disciplines and laws or claims in which Party A or its main leaders are involved;

2) defaults under the contracts between Party A and any other creditors;

3) pending suits and arbitrations;

4) debts or contingent debts assumed by Party A, mortgage or pawn guarantee to third persons;

5) other circumstances which may affect Party A’s financial conditions and repayment capability;

10.5 No matter whether Party A has executed, or will execute, any counter-guarantee agreement or other similar agreements with the guarantor hereunder with respect to the guarantee obligation, such agreement will not prejudice any of Party B’s rights and interests hereunder, whether in law or actually.

10.6 Party A agrees Party B to investigate Party A’s credit status via the credit database which is established with approval of the People’s Bank of China and the competent department of loans and credits or via other relevant entities or departments, and to provide Party A’s information to such credit database. In addition, Party A agrees that Party B may use and disclose Party A’s information in a reasonable way in terms of specific demands for business.

10.7 Party A hereby specially covenants that, during the loan period hereunder, Party A may not increase its capital except with Trustor’s written consent;

Party A warrants that it shareholders will make a written covenant to Trustor that, during the loan period hereunder, they will not exercise the voting right, whether separately or jointly, to form a resolution of the shareholders’ meeting on the increase of Party A’s capital.

For the purpose of this clause, “Increase of Capital” refers to increase of Party A’s registered capital by Party A’s existing shareholders or other persons in currency or non-currency asset, exclusive of the shares granted by Party A out of the undistributed profits, conversion of surplus reserves and capital reserves to registered capital.

10.8 Party A hereby specially covenants that, during the loan period hereunder, Party A will agree on Trustor’s requirements to increase capitals to Party A;

Party A covenants that its shareholders will make a written promise to Trustor that, during the loan period hereunder, they will exercise the voting right, whether separately or jointly, to form effective resolutions on the increase of Party A’s capital if Trustor requires for increase;

10.9 Party A hereby specially covenants that its shareholders will execute the Articles of Association of Chisen Electric Jiangsu Co., Ltd. (Amendment in 2012) and form effective resolutions with respect to amendment to the articles of association;

10.10 Party A hereby specially covenants that, during the loan period hereunder, it will appoint one person designated by Trustor as Party A’s director (including supplementation) according to its articles of association.

10

Party A warrants that its shareholders will make a written covenant to Trustor that, during the loan period hereunder, they will exercise the voting right, whether separately or jointly, to make the person designated by Trustor appointed as Party A’s director, and that they will not exercise the voting right, whether separately or jointly, to dismiss such director except that the director must be dismissed in accordance with laws, administrative regulations and Party A’s articles of association; if, during the loan period hereunder, the director resigns or dies, they ensure to exercise the voting right, whether separately or jointly, to add one person designated by Trustor as Party A’s director.

Article 11 Default Liability and Remedies against Circumstances Prejudicing Party B’s Claims

11.1 Party B’s default and default liability

1) If Party B fails to disburse the Loan according to the Contract without just cause, Party A may require Party B to continually disburse the Loan according to the Contract;

2) If Party B collects from Party A any interest or fee which should not be collected in violation of prohibition provisions of state laws or regulations, Party A shall have the right to require Party B to refund it.

11.2 Party A’s defaults

1) Party A is in breach of any of the terms hereof or any legal obligations;

2) Party A or any of its shareholders is in breach of any covenants contained in Articles 10.7, 10.8, 10.9 and 10.10 hereof;

3) Party A demonstrates, expressly or impliedly, that it will not perform any obligation hereunder.

11.3 Circumstances which may prejudice Party B’s claims

1) In case of any of the following circumstances which Party B deems may prejudice the safety of the claims hereunder: work contracting, trust (takeover), lease, stock system reformation, reduction of registered capital, investment, joint operation, merger, combination, acquisition, reorganization, division, joint venture, voluntary or passive application for winding up, application for dissolution, being canceled, voluntary or passive application for bankruptcy, change in controlling shareholder/actual controller, transfer of major assets, shut down, closure, high amount of fines by certain authorities, registered issues being imposed, business license being revoked, being involved in major legal disputes, serious difficulties in production or operation, bad financial conditions, or failure of legal representative or main principal and individual guarantor to perform normal duties;

2) In case of any of the following circumstances which Party B deems may prejudice the safety of the claims hereunder: Party A fails to discharge other due debts (including those to Party B or other third person), transfers its properties at a low price or without consideration, reduce a third person’s debts, delays in exercising claims or other rights or provides a guarantee to a third person;

3) Party A’s shareholders misuse the company’s status of independent legal person or shareholders’ limited liability and escape from debts, which Party B deem may prejudice the safety of the claims hereunder;

4) Any of the conditions precedent for loan disbursement set forth herein cannot be satisfied constantly;

11

5) In case of any of the following circumstances which Party B deems may prejudice the safety of the claims hereunder: (i) violation of any of the terms of relevant guarantee contract, or the statements and warrants contain any false or error information, or some information is omitted; (ii) work contracting, trust (takeover), lease, stock system reformation, reduction of registered capital, investment, joint operation, merger, combination, acquisition, reorganization, division, joint venture, voluntary or passive application for winding up, application for dissolution, being canceled, voluntary or passive application for bankruptcy, change in controlling shareholder/actual controller, transfer of major assets, shut down, closure, high amount of fines by certain authorities, registered issues being imposed, business license being revoked, being involved in major legal disputes, serious difficulties in production or operation, bad financial conditions, or failure of legal representative or main principal and individual guarantor to perform normal duties, which may affect the guarantor’s capability to assume the guarantee; (iii) other circumstances which result in actual or possible loss of the warrant capability;

6) the guarantee cannot be accepted, become effective or invalid, is canceled or rescinded, or the guarantor is in breach of the contract or shows, expressly or impliedly, that it will not perform the guarantee liability, or the guarantor loses all or part of the guarantee capability, or the value of collateral reduces, which Party B deems may prejudice the safety of the claims hereunder;

7) Party A’s controlling shareholder/actual controller/legal representative/individual guarantor loses the civil capability or is subject to criminal compulsory measures;

8) There is any other circumstance which may prejudice the safety of the claims hereunder.

11.4 Party B’s remedies

In case of any of the circumstances set forth in Article 11.2 or 11.3 hereof, Party A shall send a written notice to Party B within two days thereafter. Party B shall have the right to require Party A to correct its default and to exercise the following rights, separately or jointly. If Party A fails to correct its default within 5 business days after Party B sends the notice, Party B shall have the right to exercise the following rights:

1) to stop disbursing the Loan (including any loan in any period);

2) to declare the Loan becomes due immediately and require Party A to forthwith repay all principals, interests and fees with respect to all due and undue debts hereunder;

3) to require Party A to pay the penalty equal to 5% of the embezzled funds if Party A fails to use the Loan for the purpose set forth herein;

4) to, if Party A fails to make repayment on the maturity date of the Loan or the date when Party B declares the Loan becomes due early, collect penalty interest at a daily rate of 0.1% of the outstanding amount; to, if Party A fails to pay the interests in full amount on schedule, collect compound interest at a daily rate of 0.1% of the outstanding amount;

5) Items 3) and 4) shall apply if Party A fails to use Loan for the purpose set forth herein and to repay the Loan on schedule;

6) to require Party A to provide new guarantee which meets Party B’s requirement for all debts hereunder;

7) to exercise the security right;

8) to rescind the Contract.

Article 12 Alteration, Transfer, Rescission or Termination

12.1 After signing the Contract, neither party may alter or rescind the Contract unilaterally.

12.2 Alterations to the Contract shall be subject to unanimous consent of the Parties and specified in a written agreement.

12

12.3 Party B has the right to transfer its rights and obligations under the Contract and the Guarantee Contract to a third person. Without Party B’s consent, Party A may not transfer its rights and obligations hereunder to a third person.

12.4 The Contract may be rescinded or terminated in case of the following circumstances:

1) the Parties enter into a written agreement though negotiation;

2) either party is in material breach of the Contract or fails to make correction within 3 days after receiving the other party’s requirement for correction, the other party shall have the right to rescind or terminate the Contract;

3) the Contract is to be rescinded or terminated according to pertinent laws or other clauses hereof.

Article 13 Applicable Law and Dispute Settlement

13.1 The Contract shall be governed by the laws of the People’s Republic of China.

13.2 Any and all disputes arising from performance of the Contract may be settled through negotiation between the Parties; where negotiation fails, the following method shall apply: either party may bring a suit with the People’s Court having the jurisdiction upon the place where Party B is located.

Article 14 Enforcement of Notarization

14.1 Once notarized, the Contract becomes an enforceable deed of claim. Party A covenants that, if Party A fails to perform any or all of its obligations hereunder, it is willing to accept the enforcement of certain judicial organ, without legal proceedings, and that Party B may, in accordance with Article 214 of the Civil Procedure Law, apply to the People’s Court having jurisdiction for enforcement; meanwhile, Party A waives the defense right.

14.2 It is confirmed that the Parties hereto have fully understood the meanings, contents, procedures and effectiveness of pertinent laws, regulations and regulatory documents concerning enforcement of notarization.

14.3 Where Party A fails to perform, or performs in an improper way, the notarized deed of claim which is enforceable, Party B shall send a written notice to Party A of correction of such default within 5 business days as of the date of the notice; otherwise, Party B may apply to the notary office for a certification of enforcement and Party A shall cooperate with the notary office within the period notified by Party B in completing the face-to-face verification procedures. Party A undertakes to cooperate in Party B’s application in all aspects, including, but not limited to, cooperation with the notary office within the period notified by Party B in completing the face-to-face verification procedures. If Party A fails to perform the aforesaid obligation after receiving a written notice from Party B, Party A hereby confirms that, in case of Party A’s absence, the notary office shall be deemed having completed the face-to-face verification procedures after it completes the verification work subject to its internal flow according to Party B’s application, and that Party A accepts all legal consequences arising therefrom.

14.4 The stipulations of Article 14 hereof on enforcement of notarization shall prevail over Article 13 hereof, Applicable Law and Dispute Settlement.

14.5 It is agreed to appoint Beijing Fangyuan Notary Office to go through the legal procedures for enforcement of notarization with respect to the Contract and to issue a notarial deed.

13

Article 15 Miscellaneous

15.1 Cost

Party A shall be responsible for

1) insurance, evaluation, registration, safekeeping, appraisal and notarization in connection with the Contract and the guarantee hereunder, unless otherwise agreed;

2) all costs incurred to Party B from realization of claims and security right, including, but not limited to, legal cost, arbitration fee, property preservation fee, traveling expenses, enforcement fee, evaluation fee, notarization fee, service fee, announcement fee and attorney fee.

15.2 Notice

1) Unless otherwise stipulated herein, each and all notices between the Parties under the Contract may be sent to the following addresses by fax, mail, express or other methods agreed:

Party A: Chisen Electric Jiangsu Co., Ltd.

Add.: Jinyuan Road, Xuyi Economic Development Zone, Jiangsu, 211700

Attn.: Zhao Feng

Tel: 0517-88555599

Fax: 0517-88556166

Party B: CITIC Trust Co., Ltd.

Add.: Room 4602, Capital Mansion, No. 6 South Xinyuan Road, Chaoyang District, 100004, Beijing

Attn.: Hao He

Tel: 010-84861259

Fax: 010-84861355

2) Any party subject to any change in its correspondence address or contact information shall forthwith send a written notice to the other party of such change; otherwise, the changing party shall be fully responsible for the losses arising from failure to make a notice in time.

15.3 Right Reserved

Party B’s rights under the Contract shall not prejudice or exclude any of its rights available in accordance with laws, regulations and other contracts. Party B’s toleration, extension or preference of any default or delay, or Party B’s late exercise of any of its rights hereunder, shall not be deemed as Party B’s waiver of its rights and interests hereunder or as permission or acceptance of any breach of the Contract, nor restrict, prevent or affect Party B’s further exercise of such right or exercise of any other right, nor create Party B’s obligation and liability to Party A.

15.4 The Contract takes effect with signatures or seals of the Parties’ respective legal representatives or authorized representatives and the common seals of the Parties.

15.5 Any matter uncovered herein may be specified in a written agreement between the Parties; such agreement shall be deemed as an annex to the Contract. Any annexes and modifications to or supplementation with the Contract shall be an integral part of the Contract and have equal legal effect with the Contract.

14

Annexes hereto:

1) Joint Repayment Contract (No.P2012M11SCSDQ0001-0012) between the Parties hereto and Zhejiang Chisen Electric Co., Ltd.;

15.6 The Contract shall be in ten copies with equal legal effect, one for each party hereto, one for Guarantor and the remaining used for the completion of relevant procedures for enforcement and notarization.

15.7 Party A has read all the clauses of the Contract. Party B has at Party A’s request explained relevant clauses hereof.Party A has been fully aware of and understood the meanings of the clauses hereof and relevant legal consequences.

[The Remainder of This Page is Intentionally Left Blank]

15

This page is intentionally left blank, solely for the signature of the RMB Capital Loan Contract numbered P2012M11SCSDQ0001-0003.

Party A: Chisen Electric Jiangsu Co., Ltd. (official seal)

Legal representative/Authorized representative (signature/seal): /s/ Authorized Representative

Signed on: December 17, 2012

Party B: CITIC Trust Co., Ltd. (official seal)

Legal representative/Authorized representative (signature/seal): /s/ Authorized Representative

Signed on: December 17, 2012

16